Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated August 30, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-145943) and related Prospectus of Aprimo, Inc. dated November 2, 2007.
/s/ Ernst & Young LLP
Indianapolis, Indiana
October 31, 2007